As filed with the Securities and Exchange Commission on November 10, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RADCOM Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

24 Raoul Wallenberg Street
Tel-Aviv 69719, Israel
(972) 3-645-5055
(Address and Telephone Number of Registrant’s Principal Executive Offices)

RADCOM Equipment Inc.
6 Forest Avenue, Paramus, NJ 07652
(201) 518-0033
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Ernest S. Wechsler , Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Tel: (212) 715-9100 Fax: (212) 715-8000	Noam Nativ, Adv. Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. 2 Weizman Street Tel-Aviv 64239, Israel Tel: (972) 3-608-9999 Fax: (972) 3-608-9808

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value NIS 0.20 per share	643,277	(2)	$10.76	(4)	$6,921,661	$493.51	(6)
Ordinary shares, par value NIS 0.20 per share, issuable upon exercise of warrants	214,426	(3)	$10.69	(5)	$2,292,214	$163.43	(6)
Total	857,703		N/A		$9,213,875	$656.94

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), all amounts of ordinary shares include an indeterminable number of additional ordinary shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the ordinary shares to be offered by the selling shareholders.

(2)	Represents ordinary shares being registered for resale by certain selling shareholders.

(3)
Represents ordinary shares being registered for resale by certain selling shareholders issuable upon exercise of warrants pursuant to an agreement between the registrant and those selling shareholders.

(4)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the reported high and low prices of the ordinary shares as reported by the NASDAQ Capital Market on November 8, 2010. The ordinary shares being registered are to be sold by the selling shareholders.

(5)	Calculated in accordance with Rule 457(g)(1) under the Securities Act based on the warrant exercise price of $10.69 per share.

(6)	Determined in accordance with Section 6(b) of the Securities Act and equal to 0.00007130 multiplied by the proposed maximum aggregate offering price of each class of securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NO SELLING SHAREHOLDER MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED November 10, 2010

PROSPECTUS

857,703 Ordinary Shares

RADCOM Ltd.

This prospectus relates to the resale from time to time of up to 857,703 ordinary shares, as follows:

•	up to 643,277 ordinary shares held by the selling shareholders; and
•	up to 214,426 ordinary shares issuable upon exercise of warrants held by the selling shareholders.

The purchase of the ordinary shares and warrants from the Company by one of the selling shareholders is subject to the approval of the Company’s shareholders, as described in “Prospectus Summary – The Transaction.”  If that approval is not obtained, this prospectus will relate to only 526,318 ordinary shares and only 175,440 ordinary shares issuable upon exercise of warrants held by the selling shareholders.

We will not receive any proceeds from sales of the ordinary shares offered pursuant to this prospectus, but we will receive the proceeds from the exercise of warrants. The selling shareholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the ordinary shares from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to prevailing market prices or at privately negotiated prices.

The selling shareholders and any agent or broker-dealer that participates with the selling shareholders in the distribution of the ordinary shares may be considered “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and, in that event, any commissions received by them and any profit on the resale of the shares may be considered underwriting commissions or discounts under the Securities Act.

Our ordinary shares are listed for quotation on the NASDAQ Capital Market under the symbol “RDCM.” On November 8, 2010, the closing sale price of our ordinary shares on the NASDAQ Capital Market was $10.71 per share.  You are urged to obtain the current market quotations for our ordinary shares.

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” on page 5 to read about factors you should consider before buying our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated               , 2010

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2

PROSPECTUS SUMMARY	3

RISK FACTORS	5

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	6

THE OFFERING AND LISTING	7

PRICE RANGE OF OUR SHARES	8

CAPITALIZATION AND INDEBTEDNESS	10

REASONS FOR THE OFFER AND USE OF PROCEEDS	11

SELLING SHAREHOLDERS	12

PLAN OF DISTRIBUTION	15

EXPENSES	16

LEGAL MATTERS	16

EXPERTS	16

ENFORCEABILITY OF CIVIL LIABILITIES	17

WHERE YOU CAN FIND ADDITIONAL INFORMATION	18

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	18

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the United States Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, the selling shareholders may offer up to a total of 857,703 ordinary shares, from time to time, in one or more offerings in any manner described under the section in this prospectus entitled “Plan of Distribution.”

Unless the context otherwise requires, all references in this prospectus to “RADCOM,” “we,” “our,” “our company,” “us” and the “Company” refer to RADCOM Ltd. and its consolidated subsidiaries, unless otherwise indicated. References to “RADCOM Ltd.” refer to RADCOM Ltd.

All references in this prospectus to “ordinary shares” refer to our ordinary shares, par value 0.20 NIS per share.

All references in this prospectus to “dollars” or “$” are to United States dollars.

All references in this prospectus to “shekels” or “NIS” are to New Israeli Shekels.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding us and the securities being sold in this offering, including the risks discussed under the heading “Risk Factors,” contained in this prospectus. You should also read carefully the consolidated financial statements and notes thereto and the other information about us that is incorporated by reference into this prospectus, including our annual report on Form 20-F for the fiscal year ended December 31, 2009, filed with the SEC on March 25, 2010, and as amended by the Form 20-F/A filed with the SEC on November 2, 2010, and collectively referred to as “our Form 20-F,” and our Forms 6-K regarding our 2010 financial results through September 30, 2010 and recent transactions, each of which has been incorporated by reference into this prospectus.

Our Company

RADCOM Ltd. was incorporated in 1985 under the laws of the State of Israel, and we commenced operations in 1991. The principal legislation under which we operate is the Israeli Company Laws 1999, or the “Israeli Companies Law.” Our principal executive offices are located at 24 Raoul Wallenberg Street, Tel-Aviv 69719, Israel, and our telephone and fax numbers are 972-3-645-5055 and 972-3-647-4681, respectively.

In 1993, we established a wholly-owned subsidiary in the United States, RADCOM Equipment, Inc., a New Jersey corporation, which serves as our agent for service of process in the United States. RADCOM Equipment is located at 6 Forest Avenue, Paramus, New Jersey 07652, and its telephone number is (201) 518-0033. In 1996, we incorporated a wholly-owned subsidiary in Israel, RADCOM Investments (1996) Ltd., located at our office in Tel-Aviv, Israel; its telephone number is the same as ours (972-3-645-5055).

We develop, manufacture, market and support innovative probe-based service assurance solutions for communications service providers and equipment vendors throughout the world. We specialize in solutions for next-generation cellular networks and for IP multimedia subsystem, voice, data and video VoIP networks. Our solutions are used primarily for facilitating the maintenance of operational networks as well as for simplifying the development and installation of network equipment. Our products facilitate fault management, network service performance monitoring and analysis, troubleshooting and pre-mediation, or the ability to collect network information for a third-party application.

We currently offer the following solutions:

Network Monitoring: Our award-winning Omni-Q is a unique, next-generation network testing, monitoring and performance management solution. Going beyond traditional monitoring solutions, the Omni-Q offers users a full array of drilldown and troubleshooting tools, delivering a comprehensive, integrated network service view that facilitates performance monitoring, fault detection and network and service troubleshooting.

 The Omni-Q system consists of a powerful and user-friendly central management module and a broad range of intrusive and non-intrusive probes used to gather transmission quality data from various types of networks and services, including VoIP, universal mobile telecommunications service, code division multiple access, internet protocol TV, IP multimedia subsystem data and others. Signaling and media attributes and quality measurement enhanced detail records, collected from the probes in the QManager are stored in the solution’s embedded Oracle database. These can then be used by either the QExpert (the Web-based analysis and reporting module) or the Dashboard (the Web-based user interface) to perform service performance analysis, drilldown and troubleshooting on key performance indicators and key quality indicators.

 Performers: Our legacy network protocol analyzer product lines offer cellular, VoIP and data communications operators with standalone solutions for network testing, troubleshooting and analysis. Our network analyzers support over 700 protocols with multiple interfaces, allowing users to quickly and simply troubleshoot and analyze complex networks.

The Transaction

Share and Warrant Purchase Agreement

On October 11, 2010, we entered into an agreement, or the “Share and Warrant Purchase Agreement,” with the selling shareholders (described under the section in this prospectus entitled “Selling Shareholders”) pursuant to which we agreed to issue to the selling shareholders an aggregate of 643,277 ordinary shares, or the “Ordinary Shares,” and warrants, or the “Warrants,” exercisable into an aggregate of 214,426 ordinary shares, or the “Warrant Shares.”

Mr. Zohar Zisapel, our chairman, entered into the Share and Warrant Purchase Agreement to purchase 116,959 Ordinary Shares and Warrants exercisable for 38,986 Warrant Shares.  In order for Mr. Zisapel to participate in the transaction, we must receive shareholder approval, or “Shareholder Approval.”  Under Israeli law, the approval of the participation of Mr. Zisapel requires a special majority of our shareholders (the affirmative vote of the holders of a majority of the RADCOM shares present, in person or by proxy, and voting on the matter, provided that either (i) such majority includes at least one-third of the votes of disinterested shareholders voting on the matter (not including abstentions) or (ii) the total number of votes of disinterested shareholders voted against the matter does not exceed one percent of RADCOM Ltd.’s voting power), at the meeting.  We intend to seek such approval at a special meeting of shareholders to be held on November 24, 2010.

The Warrants are exercisable at an exercise price of $10.69 per share and are exercisable during a three-year period ending on the third anniversary of the date of issue.  The Warrants are subject to customary adjustment for share dividends, share splits, reclassification, reorganization and other similar events.

We agreed with the recipients of the Ordinary Shares and Warrants to register for public resale the Ordinary Shares and the Warrant Shares. This prospectus has been prepared, and the Registration Statement of which this prospectus is a part has been filed with the SEC, to satisfy our obligations to the recipients of our Ordinary Shares and Warrants.

Accordingly, this prospectus covers the resale by selling shareholders of the Ordinary Shares and the Warrant Shares issued pursuant to the Share and Warrant Purchase Agreement.  Absent the Shareholder Approval, Mr. Zisapel will not participate in the transaction and this prospectus will cover 526,318 Ordinary Shares and 175,440 Warrant Shares.

Investing in our ordinary shares involves risks. You should carefully consider the information under “Risk Factors” beginning on page 5 and the other information included or incorporated by reference in this prospectus before investing in our ordinary shares.

RISK FACTORS

  Any investment in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth under the heading “Risk Factors” in our Form 20-F incorporated herein by reference, and in other documents we file from time to time with the SEC, before making an investment in our ordinary shares.

The risks and uncertainties described in the documents we have incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we are not aware of or that we currently believe are immaterial may also adversely affect our business, financial condition, results of operations, and our liquidity. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus (including documents incorporated by reference herein) may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, or the “Securities Act,” and the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements are based on current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements.

Any or all of our forward-looking statements in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual results may differ materially from the results currently expected. Factors that could cause such differences include, but are not limited to:

•	our ability to successfully penetrate into new markets in which have limited history and gain market acceptance for our new tools and services;

•	our ability to accurately predict and respond to market developments or demands;

•	the impact of failures to accurately estimate the costs of fixed-price projects, which may result in lower margins or losses;

•	fluctuations in inflation and currency rates;

•	changes in general economic and business conditions;

•	decline in the demand for the Company’s products;

•	inability to timely develop and introduce new technologies, products and applications;

•	loss of market share;

•	pressure on prices resulting from competition; and

•	the risks discussed in the Risk Factor section of this prospectus and in “Item 4. Information on the Company” and “Item 5. Operating and Financial Review and Prospects” of our Form 20-F.

In addition, you should note that our past financial and operational performance is not necessarily indicative of future financial and operational performance.

We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

THE OFFERING AND LISTING

Aggregate number of ordinary shares offered by the selling shareholders	643,277 ordinary shares*

Aggregate number of ordinary shares offered issuable upon exercise of warrants offered by the selling shareholders	214,426 ordinary shares*

Ordinary shares to be outstanding after this offering	6,114,056 ordinary shares (subject to certain exclusions listed below)*

Use of proceeds
We will not receive any proceeds from the sale of ordinary shares by the selling shareholders, but we will receive proceeds from the exercise of the Warrants. If the Warrants are exercised in full for cash, we would realize proceeds before expenses, in the amount of $2,292,214.*

NASDAQ Capital Market symbol	RDCM

*Assumes the receipt of Shareholder Approval.

The number of ordinary shares to be outstanding after this offering excludes (i) the exercise of 751,556 options currently outstanding, (ii) the exercise of 434,999 warrants currently outstanding and (iii) 30,843 shares that were repurchased by us in March and April 2001.

PRICE RANGE OF OUR SHARES

The following table sets forth the high and low closing bid prices of our ordinary shares as reported by the NASDAQ Global Market and the NASDAQ Capital Market, as applicable, for the calendar periods indicated:

	High	Low

2005	$13.80	$6.00
2006	$20.20	$6.96
2007	$12.72	$2.80
2008	$3.40	$0.40
2009	$2.80	$0.40
2008
First Quarter	$3.40	$1.80
Second Quarter	$2.80	$2.03
Third Quarter	$2.38	$0.91
Fourth Quarter	$1.52	$0.40
2009
First Quarter	$0.75	$0.41
Second Quarter	$0.60	$0.40
Third Quarter	$1.17	$0.42
Fourth Quarter	$2.80	$1.06
2010
First Quarter	$3.46	$1.60
Second Quarter	$5.88	$2.85
Third Quarter	$12.50	$4.87
Fourth Quarter*	$11.67	$8.62

Most recent six months
May 2010	$4.83	$3.70
June 2010	$5.13	$4.05
July 2010	$5.85	$4.87
August 2010	$8.90	$6.40
September 2010	$12.50	$8.85
October 2010	$11.67	$8.62
November 2010*	$11.00	$10.23

*Through November 8, 2010

Dual Listing

In addition to trading on the NASDAQ Capital Market (to which we transferred in October 2007 from the NASDAQ Global Market), on February 20, 2006, our ordinary shares began trading on the Tel Aviv Stock Exchange.  In March 2009 we notified the Tel Aviv Stock Exchange of our decision to voluntarily delist from it, which became effective on June 29, 2009.

Tel-Aviv Stock Exchange

The following table sets forth the high and low closing bid prices of our ordinary shares as reported by the TASE for the calendar periods indicated:

	High		Low
2008

First Quarter	NIS	12.24	NIS	6.76
Second Quarter	NIS	9.98	NIS	7.73
Third Quarter	NIS	8.10	NIS	.355
Fourth Quarter	NIS	4.56	NIS	2.34
2009
First Quarter	NIS	2.80	NIS	1.50
Second Quarter	NIS	2.64	NIS	2.02

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of September 30, 2010, and as adjusted to give effect to the sale of the 643,277 Ordinary Shares and the issuance of 214,426 Warrant Shares, at an exercise price of $10.69 per share.

	Actual	As Adjusted
	(in thousands)

Shareholders’ equity
Share capital – ordinary shares of NIS 0.20 par value 9,997,670 shares authorized; 5,454,503 actual shares issued and 6,312,206 as adjusted shares issued)	196	244
Additional paid-in capital	53,287	61,001
Accumulated deficit	(48,589)	(48,589)
Total shareholders’ equity	4,894	12,656
Total capitalization	4,894	12,656

REASONS FOR THE OFFER AND USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Ordinary Shares by the selling shareholders in this offering. If the Warrants are exercised in full for cash, we would realize proceeds before expenses, in the amount of $2,292,214, assuming the receipt of Shareholder Approval.  The net proceeds of the exercise of the Warrants will be used for working capital and general corporate purposes, and in accordance with our budget, as it is approved by our Board of Directors from time to time. We will bear the costs, other than underwriting commissions, associated with the sales of Ordinary Shares.

SELLING SHAREHOLDERS

This prospectus covers the resale, from time to time, by the selling shareholders of up to 857,703 ordinary shares, of which:

•	643,277 ordinary shares were purchased by the selling shareholders in October 2010 under the Share and Warrant Purchase Agreement between us and the selling shareholders; and

•	214,426 ordinary shares are issuable upon exercise of the Warrants granted to the selling shareholders under the Share and Warrant Purchase Agreement.

For additional information regarding the offering, see “Prospectus Summary—The Transaction” above. We are registering the ordinary shares in order to permit the selling shareholders to offer the shares for resale from time to time. To our knowledge, except as indicated in the table below, none of the selling shareholders have held any position or office, or had any material relationship with us, our predecessors, or affiliates, within the past three years, or are a registered broker-dealer or an affiliate of a registered broker-dealer which may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with these sales.

In order for Mr. Zisapel to participate in the transaction, the Company must receive Shareholder Approval pursuant to Israeli law.  Absent the Shareholder Approval, Mr. Zisapel will not participate in the transaction and then this prospectus will cover 526,318 Ordinary Shares and 175,440 Warrant Shares.

In accordance with the Share and Warrant Purchase Agreement, we agreed to use our commercially reasonable efforts to prepare and file with the SEC a registration statement covering the resale of the Ordinary Shares and the Warrant Shares on or prior to the 30th day following the Closing, as defined in the Share and Warrant Purchase Agreement, and to cause the registration statement, among other things, to remain continuously effective under the Securities Act until the date which is three years after the date that such registration statement is declared effective by the SEC or such earlier date when all the Ordinary Shares and the Warrant Shares have been sold or all such shares may be sold without volume or other restrictions pursuant to Rule 144 promulgated under the Securities Act.

The following table presents information provided by the selling shareholders with respect to beneficial ownership of our ordinary shares as of November 8, 2010, and as adjusted to reflect the sale of the shares offered by the selling shareholders under this prospectus, assuming that all ordinary shares being offered under this prospectus are ultimately sold in the offering. The table includes all shares issuable within 60 days of November 8, 2010 upon the exercise of warrants beneficially owned by the indicated shareholders on that date. The applicable percentage of ownership of the Company’s outstanding shares for each selling shareholder is based on 6,114,056 ordinary shares outstanding as of November 8, 2010, and such number of ordinary shares issuable upon exercise of the warrants held by that selling shareholder. Beneficial ownership as set forth below includes the power to direct the voting or the disposition of the securities or to receive the economic benefit of ownership of the securities. To our knowledge, the persons named in the table have sole voting power, sole investment control, and the sole right to receive the economic benefit with respect to all shares listed, except as set forth in the table below.

	Ordinary Shares Beneficially Owned Prior to Offering		Ordinary Shares Being Offered(4)	Ordinary Shares Beneficially Owned After Offering
	Number	Percent		Number	Percent
Name of Beneficial Owner
Zohar Zisapel (1) (2) (3) 24 Raoul Wallenberg Street Tel-Aviv 69719, Israel	1,852,100	32.50%	155,945	2,008,045	31.39%
Amit Gilon 37 Brandeis St. Tel Aviv, Israel	6,510	0.12%	39,767	46,277	0.75%
Abraham Neuman 10 Agmon Street Ramat Efal 52960, Israel	63,063	1.15%	53,021	116,084	1.88%
Benny Bergman 3 Daniel Frisch St. Tel Aviv 64731, Israel	105,261	1.92%	7,017	112,278	1.83%
Dan Barnea Kerem Hazeitim 30 Savyon 56536, Israel	7,500	0.14%	9,357	16,857	0.28%
Cranshire Capital LP (5) 3100 Dundee, Suite 703 Northbrook, IL 60062	0	0%	40,545	40,545	0.66%
Empery Asset Master, Ltd. (6) 120 Broadway, Suite 1019 New York, NY 10271	0	0%	21,443	21,443	0.35%
Freestone Advantage Partners, LP (7) 3100 Dundee, Suite 703 Northbrook, IL 60062	0	0%	2,339	2,339	0.04%
Globis Capital Partners, LP (8) 60 Broad Street, 38th Floor New York, NY 10004	0	0%	31,189	31,189	0.51%
Hartz Capital Investments, LLC (9) 120 Broadway, Suite 1019 New York, NY 10271	0	0%	21,443	21,443	0.35%
Iroquois Master Fund, Ltd. (10) 641 Lexington Ave., 26th Floor New York, NY 10022	0	0%	42,885	42,885	0.70%
Kingsbrook Opportunities Master Fund LP (11) c/o Kingsbrook Partners LP 590 Madison Avenue, 27th Floor New York, NY 10022	0	0%	42,888	42,888	0.70%
Orington Holdings (12) 50 Town Range, Suites 7b & 8b Gibraltar	0	0%	389,864	389,864	6.28%

(1)	Mr. Zisapel is the current Chairman of the Company’s Board of Directors.

(2)	Includes beneficial ownership of Messrs. Zohar Zisapel and Yehuda Zisapel of ordinary shares held by RAD Data Communications Ltd., an Israeli company.

(3)
Includes 44,460 ordinary shares owned of record by RAD Data Communications, 13,625 ordinary shares owned of record by Klil and Michael Ltd., an Israeli company and 244,531 ordinary shares issuable upon exercise of options exercisable within 60 days of November 8, 2010. Zohar Zisapel is a principal shareholder and director of each of RAD Data Communications Ltd. and Klil and Michael Ltd. and, as such, Mr. Zisapel may be deemed to have voting and dispositive power over the ordinary shares held by RAD Data Communications and Klil and Michael Ltd. Mr. Zisapel disclaims beneficial ownership of these ordinary shares except to the extent of his pecuniary interest therein.

(4)	Includes ordinary shares and ordinary shares underlying Warrants.

(5)
Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin, President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the ordinary shares beneficially owned by Cranshire.

(6)
Empery Asset Master, LTD Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(7)
Downsview Capital, Inc. (“Downsview”) is the investment manager for a managed account of Freestone Advantage Partners, LP and consequently has voting control and investment discretion over securities held in such account. Mitchell P. Kopin, President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares held in such account which are being registered hereunder.

(8)
Globis Capital Advisors, LLC, the general partner of Globis Capital Partners, L.P. (“GCP”), has discretionary authority to vote and dispose of the shares held by GCP and may be deemed to be the beneficial owner of these shares.  Paul Packer, in his capacity as Managing Member of Globis Capital Advisors, LLC, may also be deemed to have investment discretion and voting power over the shares held by GCP.  Mr. Packer disclaims any beneficial ownership of these shares.

(9)
Hartz Capital Investments, LLC Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC (“HCI”), has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(10)
Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”).  Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF.  As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF.  As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF. Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership.

(11)
Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities.   Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities.  KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners.   Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC.   Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(12)	James David Hassan, David Dennis Cuby and Bellefontaine Limited have sole voting and investment control of the securities held by Orington Holdings Limited.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, transferees or other successors-in-interest may, from time to time, sell any or all of their ordinary shares being offered under this prospectus, on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

EXPENSES

We are paying substantially all of the expenses of registering the ordinary shares under the Securities Act and of compliance with blue-sky laws, including registration and filing fees, printing and duplication expenses, administrative expenses, our legal and accounting fees and the legal fees of counsel on behalf of the selling shareholders. We estimate these expenses to be approximately $30,156.94, which include the following categories of expenses:

SEC registration fee	$656.94
Legal fees and expenses	$15,000
Accounting fees and expenses	$14,000
Miscellaneous expenses	$500

Total	$30,156.94

LEGAL MATTERS

The validity of the ordinary shares being offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.

EXPERTS

The consolidated financial statements of Radcom Ltd. and its subsidiaries appearing in Radcom Ltd.’s Annual Report on Form 20-F/A at December 31, 2009 and for the year then ended, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, and at December 31, 2008 and for each of the years in the two-year period ended December 31, 2008 by Somekh Chaikin, a member of KPMG International, independent registered public accounting firm, as set forth in their respective reports included therein, and incorporated herein by reference.  Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon some of our directors and officers and the Israeli experts named in this prospectus who reside outside the United States may be difficult to obtain within the United States. Furthermore, because some of our principal assets and some of our directors and officers are located outside the United States, court judgments obtained in the United States, including those predicated on the civil liability provisions of United States federal securities laws, against us or any of our directors and officers who reside outside the United States, may not be collectible within the United States or Israel. It may be also difficult to bring an original action in an Israeli court to enforce liabilities against us or against any of our directors and officers, based upon the United States federal securities laws.

We have been informed by our legal counsel in Israel that there is doubt concerning the enforceability of civil liabilities under the Securities Act and the Exchange Act, in original actions instituted in Israel. However, subject to specified time limitations, Israeli courts may enforce a United States final executory judgment in a civil matter obtained after due process before a court of competent jurisdiction according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel. The rules of private international law currently prevailing in Israel do not prohibit the enforcement of a judgment by Israeli courts provided that:

•	the judgment is enforceable in the state in which it was given;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

•	the judgment and the enforcement of the judgment are not contrary to the law, public policy, security or sovereignty of the state of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in a foreign court.

We have irrevocably appointed RADCOM Equipment Inc. as our agent to receive service of process in any action against us in any federal court or court of the State of New Jersey arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at an annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Registration Statement on Form F-3 with the SEC for the shares being offered pursuant to this prospectus. This prospectus does not include all of the information contained in the Registration Statement. You should refer to the Registration Statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreement or other document.

We are required to file annual reports and other information with the SEC. You can read our SEC filings, including the Registration Statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to certain of the informational requirements of the Exchange Act. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of ordinary shares. In addition, we are not required to file quarterly reports or to file annual and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 180 days after the end of each fiscal year, an annual report on our Form 20-F containing financial statements that will be examined and reported on, with an opinion expressed by an independent accounting firm. We also furnish quarterly reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or submit to it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with or submitted to the SEC will update and supersede this information. We incorporate by reference into this prospectus the documents listed below:

(i)  Our annual report on Form 20-F for the fiscal year ended December 31, 2009, filed with the SEC on March 25, 2010, as amended by the Form 20-F/A, filed with the SEC on November 2, 2010;

(ii)  Our reports on Form 6-K furnished to the SEC on February 2, 2010, April 26, 2010, July 26, 2010, September 9, 2010, September 21, 2010, September 27, 2010 and September 28, 2010 regarding our 2010 financial results and recent transactions.

(iii) The description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on September 19, 1997, and any amendment or report filed for the purpose of updating such description.

In addition, all subsequent annual reports on Form 20-F, and all of our subsequent filings on Form 6-K filed by us pursuant to the Exchange Act, prior to the termination of the offering, and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the Registration Statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus has been delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such requests should be directed to Jonathan Burgin, Chief Financial Officer, c/o RADCOM Ltd., 24 Raoul Wallenberg Street, Tel-Aviv 69719, Israel, facsimile number 972-3-647-4681. Our corporate website address is http://www.radcom.com. The information on our website is not intended to be a part of this prospectus.

857,703 Ordinary Shares

RADCOM LTD.

PROSPECTUS

                     , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under the Companies Law, an Israeli company may not exempt an office holder from liability with respect to a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care, provided that the articles of association of the company permit it to do so. Our articles of association allow us to exempt our office holders to the fullest extent permitted by law.

Our articles of association further provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders with respect to an act performed by such individual in his or her capacity as an office holder, for:

•	a breach of an office holder’s duty of care to us or to another person;

•	a breach of an office holder’s duty of loyalty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice our interests; or

•	a financial liability imposed upon an office holder in favor of anther person concerning an act performed by an office holder in his or her capacity as an office holder.

Our articles of association also provide that we may indemnify an office holder in respect of an obligation or expense imposed on the office holder in respect of an act performed in his or her capacity as an office holder, as follows:

•	a monetary obligation imposed on an office holder in favor of another person in accordance with a judgment, including a settlement or an arbitration award approved by a court;

•
reasonable litigation expenses, including attorneys’ fees, expended by the office holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which the office holder was ordered to pay by a court, in a proceeding we instituted against him or her or which was instituted on our behalf or by another person, or in a criminal charge from which he or she was acquitted, or a criminal charge in which he or she was convicted for a criminal offense that does not require proof of criminal intent.

Our articles of association also include provisions:

•
authorizing us to undertake in advance to indemnify an office holder, provided that the undertaking is restricted to events which our Board of Directors deems to be anticipated in light of our actual operations at the time of the undertaking and limited to an amount or criteria determined by our Board of Directors to be reasonable under the circumstances; and

•	authorizing us to retroactively indemnify an office holder.

The Companies Law provides that a company may not enter into a contract for the insurance of its office holders nor indemnify an office holder nor exempt an officer from responsibility toward the company, for any of the following:

•
a breach by the office holder of his or her duty of loyalty, unless, with respect to insurance coverage, the office holder acted in good faith and had a reasonable basis to believe that such act would not prejudice the company’s interests;

•	a breach by the office holder of his or her duty of care if the breach was committed intentionally or recklessly;

•	any act or omission committed with the intent to unlawfully derive a personal profit; or

•	any fine or penalty imposed on the office holder.

We indemnified and exculpated our office holders by providing them with indemnification agreements and by approving the purchase of a directors and officers liability insurance policy.

Item 9. Exhibits.

(a)	The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Share and Warrant Purchase Agreement, dated as of October 11, 2010, by and between RADCOM Ltd. and the purchasers listed therein

2.2	Form of Warrant - Share and Warrant Purchase Agreement dated October 11, 2010

5.1	Opinion of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co., Israeli counsel for RADCOM Ltd., as to the validity of the ordinary shares

23.1	Consent of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. (included in Exhibit 5.01).

23.2	Consent of Somekh Chaikin, a member of KPMG International, independent public accounting firm

23.3	Consent of Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, independent public accounting firm

24.1	Powers of Attorney (included on the signature page)

Item 10. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any other material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this Item 10 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       If the registrant is relying on Rule 430B:

A.      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x), for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel-Aviv, Israel, on this 10th day of November 2010.

RADCOM LTD.

By:	/s/ Jonathan Burgin
Name:	Jonathan Burgin
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jonathan Burgin and David Ripstein, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:

/s/ David Ripstein	President and	November 10, 2010
David Ripstein	Chief Executive Officer

Principal Financial Officer and Principal
Accounting Officer:

/s/ Jonathan Burgin	Chief Financial Officer	November 10, 2010
Jonathan Burgin

Directors:

/s/ Zohar Zisapel	Director	November 10, 2010
Zohar Zisapel

/s/ Uri Har	Director	November 10, 2010
Uri Har

/s/ Shlomo Kalish	Director	November 10, 2010
Shlomo Kalish

/s/ Irit Hillel	Director	November 10, 2010
Irit Hillel

/s/ Matty Karp	Director	November 10, 2010
Matty Karp

Authorized Representative in the United States:
RADCOM Equipment, Inc.
/s/ David Ripstein	President and	November 10, 2010
David Ripstein	Chief Executive Officer